UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Boulevard, Suite 700

The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, the Board of Directors (the “Board”) of Layne Christensen Company (“Layne”) appointed J. Michael Anderson as Layne’s Chief Financial Officer and a Senior Vice President, effective July 20, 2015. Concurrent with the appointment of Mr. Anderson as Chief Financial Officer and Senior Vice President, Andrew Atchison advised Layne that he will resign as interim Senior Vice President and Chief Financial Officer of Layne, effective July 20, 2015.

Mr. Anderson, 52, joins Layne after having served as Senior Vice President and Chief Financial Officer of the general partner of Southcross Energy Partners, L.P., a midstream service company, from April 2012 until June 2015. Prior to joining Southcross Energy, Mr. Anderson served from 2003 until 2012 as Senior Vice President and Chief Financial Officer of Exterran Holdings, Inc. and/or Exterran Partners GP LLC, the general partner of Exterran Partners, L.P., a midstream services company. Mr. Anderson also served as a member of the Board of Directors at Exterran Partners. Prior to joining Exterran Partners, Mr. Anderson served as Chief Financial Officer of Azurix Corp., a diversified water infrastructure company, and later served as the company’s Chairman and Chief Executive Officer. Mr. Anderson also spent ten years at J.P. Morgan Chase & Co. in the global investment banking business where he specialized in mergers and acquisitions. Mr. Anderson holds a BBA in finance from Texas Tech University and an MBA in finance from The Wharton School of the University of Pennsylvania.

There are no family relationships between Mr. Anderson and any director or executive officer of Layne, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Anderson’s appointment, Layne and Mr. Anderson entered into an offer letter dated July 6, 2015 (the “Offer Letter”). Below is a description of the material terms of Mr. Anderson’s compensation arrangements.

Offer Letter

Base Salary and Vacation. For Layne’s fiscal year ending January 31, 2016 (“FY2016”), Mr. Anderson will receive an annual base salary of $400,000 (prorated), to be paid in accordance with Layne’s normal payroll procedures. For each fiscal year beginning on or after February 1, 2016, Mr. Anderson’s annual salary will be determined by Layne’s Compensation Committee. Mr. Anderson will be entitled to four weeks’ paid vacation.

Annual Incentive Compensation (Short-Term). Beginning with Layne’s fiscal year ending January 31, 2017 (“FY2017”), Mr. Anderson will be eligible to participate in Layne’s Executive Short-Term Incentive (the “ESTI”) Plan. In connection with the hiring of Mr. Anderson, the Compensation Committee recommended and the Board adopted an amendment to the ESTI Plan to create a new Corporate Executive/CFO band level that will be applicable to Mr. Anderson, which will provide for a target equal to 75% of base salary and a maximum bonus equal to 140% of base salary. Actual payout will depend on achievement of pre-established goals and objectives approved annually by the Compensation Committee. For FY2016, Mr. Anderson will receive a bonus under the ESTI Plan, on a prorated basis based on the number of days worked during FY2016, equal to 75% of base salary regardless of the actual level of achievement for FY2016.

Annual Equity Awards (Long-Term Incentives). Commencing with FY2017, Mr. Anderson will participate in Layne’s Long-Term Incentive Plan at the Corporate Executive band level. The actual equity grants and actual grant date value of all such annual grants will be determined in the discretion of the Compensation Committee after taking into account Layne’s and Mr. Anderson’s performance and other relevant factors.

Inducement Grant. On his start date, Mr. Anderson will receive a special inducement grant relating to restricted stock units and cash incentives having an aggregate award value of $800,000, and a special inducement option grant relating to 10,000 shares (the “Inducement Grant”). The Inducement Grant will consist of the following performance-vesting nonqualified stock options, performance vesting restricted stock units and incentive cash:

•	Inducement Stock Option Grant. A non-qualified stock option (the “Inducement Option”) to purchase 10,000 shares of Layne’s common stock. The award will vest in 25% increments upon achievement of pre-established Layne common stock price goals of $9.37, $10.40, $13 and $15. For vesting to occur, the stock price must remain at or above the specified price for at least ten consecutive trading days during the three-year period commencing on the start date and Mr. Anderson must remain employed through that three-year period. The per share option exercise price will be equal to the closing price of Layne’s common stock on Mr. Anderson’s start date. The Inducement Option will have a 10 year maximum term.

The vesting of the Inducement Option will accelerate and become fully vested upon a “change in control” (as defined in the Layne 2006 Equity Incentive Plan (the “Equity Plan”)). If Mr. Anderson is terminated without “cause” by Layne or he resigns for “good reason” (as defined in the Equity Plan), prior to the third anniversary of his start date, a pro rata portion of the Inducement Option will vest and be exercisable calculated as if all performance conditions have been met.

If Mr. Anderson’s employment with Layne ends prior to the third anniversary of his start date for any other reason, he will forfeit the Inducement Option. After the third anniversary of his start date, if Mr. Anderson is terminated for “cause,” any unexercised portion of the Inducement Option will be immediately forfeited.

•	Inducement Restricted Stock Units. Performance-vesting restricted stock units (“Inducement RSUs”) having a grant date fair value of $400,000. The award will vest in 25% increments upon achievement of the same Layne common stock price goals applicable to the Inducement Option (i.e., $9.37, $10.40, $13 and $15). For vesting to occur, the stock price must remain at or above the specified price for at least ten consecutive trading days during the three-year period commencing on the start date and Mr. Anderson must remain employed through that three-year period.

The vesting of the Inducement RSUs will accelerate and become fully vested upon a change in control. If Mr. Anderson is terminated without “cause” by Layne or he resigns for “good reason”, prior to the third anniversary of his start date, a pro rata portion of the Inducement RSUs will vest based on time calculated as if all performance conditions have been met.

•	Inducement Cash Award. A cash award (“Inducement Cash”) having a potential payment of up to $400,000. The award will vest in 25% increments upon achievement of the same Layne common stock price goals applicable to the Inducement Option (i.e., $9.37, $10.40, $13 and $15). For vesting to occur, the stock price must remain at or above the specified price for at least ten consecutive trading days during the three-year period commencing on the start date and Mr. Anderson must remain employed through that three-year period. The Inducement Cash, to the extent earned, will be paid on or about July 20, 2018.

Vesting of the Inducement Cash will accelerate and become fully vested upon a “change in control”. If Mr. Anderson is terminated without “cause” or he resigns for “good reason” prior to the third anniversary of his start date, a pro-rata portion of Inducement Cash will vest based on time calculated as if all performance conditions have been met.

•	Other. Mr. Anderson is also eligible to participate in Layne’s retirement plans, health plans and all other employee and executive benefit plans as sponsored by Layne.

Severance Agreement

Pursuant to the Offer Letter, Layne and Mr. Anderson will enter into a Severance Agreement. Following is a general description of the terms of the Severance Agreement. The Severance Agreement will not apply to the Inducement Grant.

Termination for “Cause” or Voluntary Termination by Mr. Anderson. If (a) Layne terminates Mr. Anderson’s employment for “cause” (as defined in the Severance Agreement) or (b) Mr. Anderson voluntarily terminates his employment for reasons other than his death, disability or for “good reason” without “cause” (as each term as defined in the Severance Agreement), in either case, at any time during the term of the Severance Agreement, Mr. Anderson’s severance benefits will be limited to payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne.

Termination by Layne without “Cause” or Resignation for “Good Reason” not in connection with a Change in Control. If before a “change in control” (as defined in the Equity Plan) or after a two-year period following a change in control, Layne terminates Mr. Anderson’s employment without “cause” or if Mr. Anderson resigns for “good reason” (as defined in the Severance Agreement), Mr. Anderson is entitled, so long as he provides a release of claims in the form attached to the Severance Agreement, to receive severance benefits that include (i) payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne, (ii) a lump-sum payment equal to 24 months’ base salary, (ii) payment of a pro-rata portion of any annual incentive bonus Mr. Anderson was eligible to receive during the year of Mr. Anderson’s termination assuming performance was achieved at 100% of target, (iii) for any equity awards for which vesting is all or partially dependent on continued employment, continued vesting during the 24-month severance period, (iv) for any equity awards for which vesting is all or partially dependent on the achievement of performance criteria, complete or pro rata vesting during the 24-month severance period (depending on whether the performance period for the awards ends during or after the 24-month severance period) to the extent the underlying performance criteria are satisfied, (v) a continued right to exercise vested stock options until the earlier of (a) the original expiration date and (b) the end of the 24-month severance period, with the exception of performance-based stock options that become exercisable after the end of the 24-month severance period, which shall remain exercisable until the earlier of (x) the award’s original expiration date and (y) 90 days after the first date that such option becomes exercisable and (vi) a lump-sum payment equal to 24 times the present monthly amount of Layne’s total premium cost to cover Mr. Anderson under Layne’s health, vision and dental plans, as well as the cost of coverage of any of his eligible dependents enrolled as of the date of Mr. Anderson’s termination.

Termination Due to Death. If Mr. Anderson’s employment is terminated due to death, his estate or his beneficiaries will be entitled to receive benefits that include (i) payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne, (ii) the right to elect continuation coverage of insurance benefits to the extent required by law, (iii) any pension survivor benefits that may become due, (iv) immediate acceleration of any service-based vesting of Mr. Anderson’s equity awards, (v) for any equity awards for which vesting is all or partially dependent on the achievement of performance criteria, the equity award will remain outstanding until the end of the performance period and will vest only to the extent the underlying performance criteria is satisfied, (vi) for any stock option, the continued right to exercise the stock option until the earlier of (a) the original expiration date of the options or the (b) the later of 12 months following the date the option first becomes exercisable or 12 months after Mr. Anderson’s date of death and (vii) payment of a pro-rata portion of any annual incentive bonus Mr. Anderson was eligible to receive during the year of Mr. Anderson’s death to the extent that the underlying performance criteria were satisfied.

Termination Due to Disability. If Mr. Anderson’s employment is terminated due to “disability” (as defined in the Severance Agreement), he will be entitled, so long as he provides a release of claims in the form attached to the Severance Agreement, to receive severance benefits that include (i) payment of a lump-sum disability benefit equal to 12 months’ base salary, (ii) payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne, (iii) the right to elect continuation coverage of insurance benefits to the extent required by law, (iv) immediate acceleration of any service-based vesting of Mr. Anderson’s equity awards, (v) for any equity awards for which vesting is all or partially dependent on the achievement of performance criteria, the equity award will remain outstanding until the end of the performance period and will vest only to the extent the underlying performance criteria is satisfied, (vi) for any stock option, the continued right to exercise the stock option until the earlier of (a) the original expiration date of the options or the (b) the later of 12 months following the date the option first becomes exercisable or 12 months after Mr. Anderson’s termination due to disability and (vii) payment of a pro-rata portion of any annual incentive bonus Mr. Anderson was eligible to receive during the year of Mr. Anderson’s termination due to disability to the extent that the underlying performance criteria were satisfied.

Continuation of Employment upon a Change in Control. None of Mr. Anderson’s equity awards will become immediately vested upon a change in control. Following a change in control of Layne and for a two-year period following the change in control, the successor company is obligated to both (i) continue to employ Mr. Anderson in a substantially similar position (at an equal or greater salary as before the change in control), and (ii) provide Mr. Anderson with the same welfare benefits and incentive compensation opportunities that he was entitile to as of the date of the change in control.

If Mr. Anderson’s employment is terminated by Layne without cause or by Mr. Anderson for good reason during the two-year period following a change in control of Layne, Mr. Anderson is entitled to (i) immediate acceleration of any outstanding equity awards, (ii) payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne, (iii) a lump-sum severance payment equal to two times Mr. Anderson’s base salary, (iv) a lump-sum severance payment equal to two times the amount of Mr. Anderson’s annual incentive bonus for the year in which his termination occurred (calculated as if performance was achieved at 100% of target for such year) and (v) a lump-sum payment equal to 24 times the present monthly amount of Layne’s total premium cost to cover Mr. Anderson under Layne’s health, vision and dental plans, as well as the company-paid portion of the cost of coverage of any of his eligible dependents enrolled as of the date of Mr. Anderson’s termination.

Confidentiality, Non-Solicitation and Non-Competition. Pursuant to the Severance Agreement, Mr. Anderson is subject to certain confidentiality provisions and covenants not to compete. If the Board determines that Mr. Anderson has failed to comply with the foregoing requirements at any time following any termination (subject to a notice and right to cure period in certain circumstances), Layne will have no further obligation to pay amounts or provide benefits otherwise payable under the Severance Agreement.

Generally, all payments under the Severance Agreement will begin following Mr. Anderson’s termination of employment. However, as is provided for in the Severance Agreement, certain delays in payment timing may occur in order to comply with Section 409A of the Internal Revenue Code.

Item 7.01. Regulation FD Disclosure.

On July 7, 2015, Layne issued a press release announcing the hiring of Mr. Anderson as Layne’s Chief Financial Officer and Senior Vice President. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: July 7, 2015	By	/s/ Michael J. Caliel
Name: Michael J. Caliel
Title: President and CEO